Exhibit 99.1

SIRIUS XM ADDS OVER 583,000 NET SUBSCRIBERS
IN THE SECOND QUARTER

Company Increases 2010 Guidance to Approximately
1.1 Million Net Subscriber Additions

NEW YORK – July 7, 2010 – SIRIUS XM Radio (NASDAQ: SIRI) today announced that it added 583,249 net subscribers in the second quarter of 2010, compared to a net subscriber decline of 185,999 in the second quarter of 2009.

In the first half of this year, SIRIUS XM added 754,690 net subscribers compared to a loss of 590,421 net subscribers in the first half of 2009. The Company ended the second quarter with a record-high 19,527,448 subscribers, an increase of more than 1.1 million subscribers from June 30, 2009.

SIRIUS XM also announced the following additional second quarter 2010 subscriber metrics:

  Gross additions increased by 46% and deactivations decreased by 8% compared to the second quarter of 2009;

  Self-pay churn improved to 1.8% for the second quarter of 2010 from 2.0% for the second quarter of 2009; and

  The conversion rate from a trial subscription included in the sale of a vehicle to a self- pay subscription improved in the second quarter of 2010 to 46.7%, up from 44.3% for the second quarter of 2009.

In addition, SIRIUS XM announced its third increase this year in subscriber guidance; the Company now expects net additions of approximately 1,100,000 in 2010.

“Our subscriber results mark the best quarter of gross additions, deactivations and net additions since the merger of SIRIUS and XM in July 2008. The strong execution in both adding subscribers and retaining them resulted in our record-high 19.5 million subscriber milestone, despite continued economic uncertainty,” said Mel Karmazin, the Chief Executive Officer of SIRIUS XM. “The further improvement in our guidance reflects the attractiveness of satellite radio but maintains a cautious outlook for continued improvement in the economy.”

SIRIUS XM plans to release full second quarter 2010 financial results in August 2010.

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About SIRIUS XM Radio

SIRIUS XM Radio is America's satellite radio company delivering to subscribers commercial-free music channels, premier sports, news, talk, entertainment, and traffic and weather.

SIRIUS XM Radio has content relationships with an array of personalities and artists, including Howard Stern, Martha Stewart, Oprah Winfrey, Rosie O’Donnell, Jamie Foxx, Barbara Walters, Opie & Anthony, Bubba the Love Sponge®, Bob Edwards, Chris “Mad Dog” Russo, Jimmy Buffett, The Grateful Dead, Willie Nelson, Bob Dylan and Tom Petty. SIRIUS XM Radio is the leader in sports programming as the Official Satellite Radio Partner of the NFL, Major League Baseball®, NASCAR®, NBA, NHL®, and PGA TOUR® and major college sports.

SIRIUS XM Radio has arrangements with every major automaker. SIRIUS XM Radio products are available at shop.sirius.com and shop.xmradio.com, and at retail locations nationwide, including Best Buy, RadioShack, Wal-Mart and independent retailers.

SIRIUS XM Radio also offers SIRIUS Backseat TV, the first ever live in-vehicle rear seat entertainment featuring Nickelodeon, Disney Channel and Cartoon Network; XM NavTraffic® service for GPS navigation systems delivers real-time traffic information, including accidents and road construction, for more than 80 North American markets.

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about future financial and operating results, the combined company’s plans, objectives, expectations and intentions with respect to future operations, products and services; and other statements identified by words such as “will likely result,” “ are expected to,” “anticipate,” “believe,” “plan,” “estimate,” “intend,” “will,” “should,” “may,” or words of similar meaning. Such forward-looking statements are based upon the current beliefs and expectations of SIRIUS XM’s management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond the control of SIRIUS and XM. Actual results may differ materially from the results anticipated in these forward-looking statements.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statement: general economic conditions; our dependence upon automakers and other third parties, the substantial indebtedness of SIRIUS and XM; the useful life of our satellites; and our competitive position versus other forms of audio and video entertainment. Additional factors that could cause SIRIUS’ and XM’s results to differ materially from those described in the forward-looking statements can be found in SIRIUS’ Annual Report on Form 10-K for the year ended December 31, 2009 and XM’s Annual Report on Form 10-K for the year ended December 31, 2009, which are filed with the Securities and Exchange Commission (the "SEC") and available at the SEC’s Internet site (http://www.sec.gov). The information set forth herein speaks only as of the date hereof, and SIRIUS and XM disclaim any intention or obligation to update any forward looking statements as a result of developments occurring after the date of this communication.

E-SIRI

Contact Information for Investors and Financial Media:

Investors:

William Prip
212 584 5289
william.prip@siriusxm.com

Hooper Stevens
212 901 6718
hooper.stevens@siriusxm.com

Media:

Patrick Reilly
212 901 6646
patrick.reilly@siriusxm.com